EXHIBIT 9
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                                                   PRICEWATERHOUSECOOPERS LLP
                                                   CHARTERED ACCOUNTANTS
                                                   111 5th Avenue SW, Suite 3100
                                                   Calgary, Alberta
                                                   Canada T2P 5L3
                                                   Telephone +1 (403) 509 7500
                                                   Facsimile +1 (403) 781 1825




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 18, 2005, with respect to the consolidated financial statements of Canadian Natural Resources Limited included in its (i) Annual Report (Form 40-F) for the year ended December 31, 2004 and
(ii) Registration Statement on Form F-9 (Registration No. 333-104919), filed with the Securities and Exchange Commission.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Calgary, Alberta
February 18, 2005



PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.